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                                                                  Exhibit (q)(i)

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below hereby nominates, constitutes and appoints John C. Russell and Lisa D. Levey (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign the Registration Statement filed on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all amendments and supplements thereto of W.P. Stewart & Co. Growth Fund, Inc. (the "Fund"), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock of the Fund, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officer himself might or could do.

             IN WITNESS WHEREOF, the undersigned officer has hereunto set his hand this 25th day of April, 2002.

                                                     /s/ Peter H. Jennison
                                                     -----------------------
                                                     Peter H. Jennison
                                                     President

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STATE OF NEW YORK          )
                           )        ss:
COUNTY OF NEW YORK         )


             On the 25th day of April, 2002, before me personally came Peter H. Jennison, to me known, who, being by me duly sworn, did depose and say that he is the person named above and who executed the foregoing instrument; and he acknowledged to me that he executed the same.

                                                     /s/ Alison A. Proshan
                                                     -----------------------
                                                     Notary Public